                                                                       EXHIBIT 1

                         ADB Systems International Inc.

                      (formerly Bid.com International Inc.)

                      Consolidated Statement of Operations

     (expressed in thousands of Canadian dollars, except per share amounts)

                           (Canadian GAAP, Unaudited)
--------------------------------------------------------------------------------

                                                                 Three Months Ended                    Nine Months Ended
                                                       ----------------------------------------------------------------------------
                                                                    September 30                          September 30
                                                       ----------------------------------------------------------------------------
                                                           2001         2001         2000        2001         2001         2000
                                                       ----------------------------------------------------------------------------
                                                       (unaudited)  (unaudited)  (unaudited) (unaudited)  (unaudited)  (unaudited)

                                                                      (in US$)                              (in US$)

                                                                     translated                            translated
                                                                     into US$ at                           into US$ at
                                                                     Cdn$ 1.5797                           Cdn$ 1.5797
                                                                         for                                   for
                                                                     convenience                           convenience
Revenues                                                  $    619    $    392    $  1,669    $  3,289    $  2,082         $ 11,275
Less: Customer acquisition costs                               (37)        (23)         --         (56)        (35)            (157)
                                                       ----------------------------------------------------------------------------
Net Revenue                                                    582         369       1,669       3,233       2,047           11,118
                                                       ----------------------------------------------------------------------------
General and administrative                                     947         599       4,402       6,184       3,915           12,380
Sales and marketing costs                                      736         466       1,034       3,362       2,128            1,687
Software development and technology expense                    690         437         260       2,464       1,560              985
Depreciation and amortization                                  302         191         270         940         595              760
Direct expenses                                                 --          --       1,392          --          --           11,164
Advertising and promotion                                       --          --         367          --          --            4,936
Interest Income                                                (35)        (22)        (77)       (308)       (195)            (382)
                                                       ----------------------------------------------------------------------------
                                                             2,640       1,671       7,648      12,642       8,003           31,530
                                                       ----------------------------------------------------------------------------
Loss before the undernoted                                  (2,058)     (1,302)     (5,979)     (9,409)     (5,956)         (20,412)
Realized gains and losses on disposals of
  marketable securities, strategic investments
  and recovery of assets                                       (77)        (49)     20,697       6,669       4,222           20,697
Unrealized gains and  losses on revaluation of
  marketable securities, strategic
  investestments and provision for impairment of assets     (1,091)       (691)     (3,438)     (2,225)     (1,408)          (3,868)
Restructuring charge                                          (255)       (161)         --        (868)       (549)              --
Retail activities settlement                                    --          --          --        (404)       (256)              --
                                                       ----------------------------------------------------------------------------
                                                            (1,423)       (901)     17,259       3,172       2,009           16,829
                                                       ----------------------------------------------------------------------------
NET (LOSS) INCOME FOR THE PERIOD                          $ (3,481)   $ (2,203)   $ 11,280    $ (6,237)   $ (3,947)        $ (3,583)
                                                       ----------------------------------------------------------------------------

(LOSS) EARNINGS PER SHARE                                 $  (0.06)   $  (0.04)   $   0.21    $  (0.11)   $  (0.07)        $  (0.07)
                                                       ----------------------------------------------------------------------------

                         ADB Systems International Inc.
                      (formerly Bid.Com International Inc.)
                           Consolidated Balance Sheet
                  (expressed in thousands of Canadian dollars)
                           (Canadian GAAP, Unaudited)
--------------------------------------------------------------------------------

                                    September 30           September 30         December 31
                                ----------------------------------------------------------------
                                        2001                   2001                 2000
                                ----------------------------------------------------------------
                                     (unaudited)           (unaudited)           (audited)
                                                             (in US$)

                                                            translated
                                                            into US$ at
                                                            Cdn$ 1.5797
                                                                for
                                                            convenience
Cash                              $       6,752           $       4,274       $        7,363
Marketable securities                     1,992                   1,261                8,124
Other current assets                        560                     354                1,881
Other assets                              2,500                   1,583                3,433
                                ----------------------------------------------------------------
Total assets                      $      11,804           $       7,472       $       20,801
                                ================================================================

Current liabilities               $       1,419           $         898       $        2,086
Short term and long term
     deferred revenue                       689                     436                2,796
Long term debt                               24                      15                   59
Total shareholders' equity                9,672                   6,123               15,860
Total liabilities and
                                ----------------------------------------------------------------
     shareholders' equity         $      11,804           $       7,472       $       20,801
                                ================================================================